As filed with the Securities and Exchange Commission on May 13, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________________________
Wolverine World Wide, Inc.
(Exact Name of Registrant as Specified in its Charter)
_________________________________________________

Delaware	38-1185150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9341 Courtland Drive N.E.,
Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)
_________________________________________________
Wolverine World Wide, Inc
Stock Incentive Plan of 2016, as amended and restated
(Full title of the plan)
_________________________________________________
Blake W. Krueger
Chairman and Chief Executive Officer
Wolverine World Wide., Inc
9341 Courtland Drive N.E.,
Rockford, Michigan 49351
(616) 866-5500
(Name, address and telephone, including area code, of agent for service)
_________________________________________________

Copies to:
Stephen I. Glover, Esq.	David A. Latchana
Gibson, Dunn, & Crutch LLP	Associate General Counsel and Assistant Secretary
1050 Connecticut Avenue, N.W.	Wolverine World Wide, Inc
Washington, D.C. 20036	9341 Courtland Drive N.E.,
(202) 955-8500	Rockford, Michigan 49351
(616) 866-5500
____________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
____________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $1.00 per share	4,900,000 shares	$43.79	$214,571,000.00	$23,409.70
(1) This Registration Statement relates to the shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”) that may be issued under the amendment and restatement of the Wolverine World Wide Stock Incentive Plan of 2016, as amended and restated (the “Plan”).
(2) Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that may be issued under the Plan as a result of any stock dividend, stock split, recapitalization or other similar transactions.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 7, 2021.

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Wolverine World Wide, Inc., a Delaware corporation (the “Company” or the “Registrant”), in accordance with General Instruction E to Form S-8, to register an additional 4,900,000 shares of Common Stock issuable to eligible individuals under the Plan. These 4,900,000 shares of Common Stock are in addition to (a) the shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-210771) filed with the Securities and Exchange Commission on April 15, 2016 and (b) the shares of Common Stock previously registered on the Registration Statement on Form S-8 (No. 333-224761) filed with the Securities and Exchange Commission on May 9, 2018, in each case together with all exhibits filed therewith or incorporated therein by reference ((a) and (b) together, the “Prior Registration Statements”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 24, 2014.
4.2	Amended and Restated By-laws. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 7, 2021.
5.1	Opinion of counsel*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of counsel (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1	Wolverine World Wide, Inc. Stock Incentive Plan of 2016, as amended and restated.*

* Filed herewith

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Michigan, on this 13th day of May, 2021.

WOLVERINE WORLD WIDE, INC.

By:	/s/ Blake W. Krueger
Blake W. Krueger
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Blake W. Krueger and David A. Latchana, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act to register additional awards, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Blake W. Krueger	Chairman and Chief Executive Officer (Principal Executive Officer)	May 13, 2021
Blake W. Krueger

/s/ Michael D. Stornant	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2021
Michael D. Stornant

/s/ Brendan L. Hoffman	President and Director	May 13, 2021
Brendan L. Hoffman

/s/ Jeffrey M. Boromisa	Director	May 13, 2021
Jeffrey M. Boromisa

/s/ Gina R. Boswell	Director	May 13, 2021
Gina R. Boswell

/s/ Roxanne Divol	Director	May 13, 2021
Roxanne Divol

/s/ William K. Gerber	Director	May 13, 2021
William K. Gerber

/s/ David T. Kollat	Director	May 13, 2021
David T. Kollat

/s/ Brenda J. Lauderback	Director	May 13, 2021
Brenda J. Lauderback

/s/ Nicholas T. Long	Director	May 13, 2021
Nicholas T. Long

/s/ David W. McCreight	Director	May 13, 2021
David W. McCreight

/s/ Kathleen Wilson-Thompson	Director	May 13, 2021
Kathleen Wilson-Thompson
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